The Phoenix Group Corporation Holds Annual Meeting of Shareholders
Monday August 23, 6:00 am ET

DALLAS--(BUSINESS WIRE)--Aug. 23, 2004--The Phoenix Group Corporation (Pink Sheets:PXGP) announced today that it held its annual meeting of shareholders last Friday in Dallas, Texas. At the meeting, the shareholders voted on and approved a proposal to undertake a reverse split of the company's outstanding common stock, at a ratio of one-for-sixteen. The shareholders also approved a proposal to amend the company's articles of incorporation related to the size of the board of directors and certain voting rights of its preferred stock. In addition, the shareholders elected nine members to the board of directors to serve for one-year terms. The appointment of Turner, Stone & Company, LLP as independent auditors of the company was also approved.

As a result of the reverse-split, every 16 shares of company's common stock will be combined into one share of common stock. The reverse split affects all shares of common stock and stock options outstanding immediately prior to September 1, 2004. The company will issue an additional share of stock in lieu of fractional shares. The company's stock will begin trading on a reverse split basis on September 1, 2004.

Ron Lusk, chairman and chief executive officer of The Phoenix Group Corporation, said, "We are pleased with the response from the shareholders in approving the proposals offered by management. These measures provide the flexibility necessary to enable us to proceed with the rollout of products from Lighting Science(TM)."

The Phoenix Group Corporation acquired Lighting Science, Inc. (www.lightingscience.com), based in Ft. Lauderdale, Florida, on June 1, 2004. Lighting Science products are developed and manufactured by using Optimized Digital Lighting (ODL)(TM) techniques - superior, breakthrough LED (light emitting diode) lighting designed to meet the critical needs of commercial, industrial, governmental, and residential end-users in a broad range of real world applications. For interior and exterior uses, such as hotels, restaurants, retail stores, government facilities, and residential homes, the company believes that ODL will enable these end-users to optimize their most important lighting performance factors and solve mainstream, application-specific needs such as the lowest total cost of ownership, longest bulb life, lowest energy use, ambiance, and color rendering.

ODL products are designed to provide customers with superior results in the following areas versus comparable LED, incandescent and fluorescent products: the lowest total cost of ownership and the best performance in energy usage, light quality, functionality, and appearance for general illumination and specialty applications.

Optimized Digital Lighting bulbs from Lighting Science are initially available in R-30 Edison medium base floodlights in warm white and amber colors.

About The Phoenix Group Corporation

The Phoenix Group Corporation (www.pxgp.com) is a Delaware corporation organized in June 1988. Management has undertaken a strategic repositioning of the Company based on new initiatives involving targeted acquisitions in high growth industries.

Certain statements in the press release constitute "forward-looking statements" relating to The Phoenix Group Corporation and its subsidiaries within the meaning of the Private Securities Litigation Reform Act of 1995. All statements regarding future events, our financial performance and operating results, our business strategy and our financing plans are forward-looking statements. In some cases you can identify forward-looking statements by terminology such as "may," "will," "would," "should," "could," "expect," "intend," "plan," "anticipate," "believe," "estimate," "predict," "potential" or "continue," the negative of such terms or other comparable terminology. These statements are only predictions. Known and unknown risks, uncertainties and other factors could cause actual results to differ materially from those contemplated by the statements. In evaluating these statements, you should specifically consider various factors that may cause our actual results to differ materially from any forward-looking statements.

Contact:
The Phoenix Group Corporation
Kathy Fuller, 214-382-3641
www.pxgp.com